SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: February 3, 2006
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

           Delaware                     0-23788                  22-3284403
(State or other jurisdiction     (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)

                         New Brunswick Technology Center
                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
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|_|   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
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Item 8.01    Other Events.

Pay Down and Conversion of Debt.

      On January 23, 2006, Xechem International, Inc. ("Xechem") paid Alembic Limited $1,190,733.33 (in principal and interest) against the Alembic Promissory Note (principal amount of $3,000,000). The remaining principal balance due on the Alembic Promissory Note, together with unpaid interest, is due and payable December 31, 2006.

      During the fourth fiscal quarter of 2005 through February 3, 2006, holders of Xechem debt converted Xechem debt (in the form of principal and interest) in the aggregate amount of $1,332,653 ($1,035,356 of which is principal and $297,297 of which is interest) into approximately 245,030,554 shares of Xechem's common stock (exercised at conversion rates between $0.0075-$0.005 per share), representing approximately 47% of Xechem's currently issued and outstanding stock.

Item 9.01    Exhibits.

None.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2006

                                             XECHEM INTERNATIONAL, INC.

                                             By:  /s/ Ramesh C. Pandey
                                                  ------------------------
                                                  Ramesh C. Pandey, Ph.D.,
                                                  Chief Executive Officer